UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2018

BOSTON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

354 Merrimack Street, #4, Lawrence, MA 01843

(Address of principal executive offices) (zip code)

(603) 935-9799

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K that Boston Therapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission on February 12, 2018, concerning the completion of the closing of the transactions contemplated pursuant to that certain Contribution Agreement between the Company, CureDM Group Holdings, LLC (“CureDM”) and the members of CureDM to include the audited financial statements and pro forma financial statements required by Item 9.01(a) and 9.01(b) of Form 8-K.

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01	Completion of Acquisition or Disposition of Assets
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory of Certain Officers.

On February 12, 2018, Boston Therapeutics, Inc. (the “Company”) entered into a Contribution Agreement dated January 1, 2018, with the members of CureDM Group Holdings, LLC, a limited liability company (“CureDM Group”), all of which except five are accredited investors (“CureDM Group Members”) pursuant to which the CureDM Group Members agreed to contribute 100% of the outstanding securities of CureDM Group in exchange for an aggregate of 47,741,140 shares of common stock of the Company (the “BTHE Contribution Shares”) of which 25,000,000 BTHE Contribution Shares were delivered at closing and 22,741,140 BTHE Contribution Shares (the “Milestone BTHE Shares”) shall be delivered in four equal tranches of 5,685,285 BTHE Contribution Shares each upon the achievement of specific milestone s (the “CureDM Group Contribution”).  The closing of the CureDM Group Contribution occurred on February 12, 2018.

On February 12, 2018, Loraine Upham was appointed as Chief Operating Officer. Except for the CureDM Group Contribution, Ms. Upham has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000. In addition, the Company and Ms. Upham entered into an Executive Retention Agreement pursuant to which Ms. Upham was engaged as Chief Operating Officer with an annual salary of $200,000. However, Ms. Upham’s salary shall accrue until the Company has raised a minimum of $1,250,000. In addition, Ms. Upham received a stock option to purchase 4,000,000 shares of common stock under the Company’s Amended and Restated 2011 Stock Incentive Plan, vesting over three (3) years, one third on the first anniversary of the option grant date and the balance in equal quarterly installments. The exercise price of the initial tranche of options (1,333,334 shares) shall be $0.06 per share, the second tranche (1,333,333 shares) shall be $0.10 per share and the final tranche (1,333,333 shares) shall be $0.20 per share. The term of the options is five years.

Ms. Upham served as COO of CureDM Group from 2010. Ms. Upham was appointed as CEO of CureDM Group in October 2016. Ms. Upham has served as a director since 2010. Ms. Upham served as an Executive Director of ABQid, Inc., a startup accelerator, from 2014 through October 2016, as principal of Upham BioConsulting, LLC from 2010 through 2016 and as Vice President of Business Development for Senior Scientific, LLC from 2013 to 2014. From 1991 through 2001, Ms. Upham held various roles with Packard Biosciences. Ms. Upham received her Bachelor of Arts in Molecular Biology from the University of Pennsylvania in 1982 and her MBA from Arizona State University in 1988.

CureDM Group was established in 2010 maintain intellectual property and to execute clinical development of the novel peptide therapeutic, HIP2B, for the treatment of type 1 and type 2 diabetes.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. Except for five of the CureDM Group Members, the CureDM Group Members are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01      Financial Statements and Exhibits

(a) Financial Statement of Business Acquired

Audited financial statements of CureDM Group Holdings, LLC for the years ended December 31, 2017 and 2016 (attached hereto as Exhibit 99.1)

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements (attached hereto as Exhibit 99.3)

(c) Exhibits

Exhibit No. Description of Exhibit

10.1	Form of Contribution Agreement between Boston Therapeutics, Inc., CureDM Group, LLC and the members of CureDM Group Holdings, LLC dated January 1, 2018 (1)

10.2	Executive Retention Agreement between Boston Therapeutics, Inc. and Loraine Upham(1)

99.1	Audited Financial Statements of CureDM Group, LLC for the years ended December 31, 2017 and 2016

99.2	Pro-Forma Financial Information

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: April 30, 2018	By:	/s/ Carl W. Rausch
Name: Carl W. Rausch
Title: Chief Executive Officer